Exhibit 4.11

Translation

SUPPLEMENTARY AGREEMENT NO. 10 TO
POLYSILICON SUPPLY AGREEMENT

Party A’s Agreement No.: SSC00019

Party B’s Agreement No.: TCZ-A1130-0803-CGC-120-7

WHEREAS:

I)                                       Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd. (hereinafter referred to as “Zhongneng”) and Changzhou Trina Solar Energy Co., Ltd. (hereinafter referred to as “Trina”) entered into the Polysilicon Supply Agreement (Zhongneng’s Agreement No.: SSC000119, Trina’s Agreement No.: TCZ-A1130-0803-CGC-120-0) on March 29, 2008; the Supplementary Agreement (1) to the Polysilicon Supply Agreement (Trina’s Agreement No.: SSC000119, Trina’s Agreement No.: TCZ-A1130-0803-CGC-120-0, hereinafter referred to as the “Supplementary Agreement (1)”) on August 19, 2008; the Supplementary Agreement (2) to the Polysilicon Supply Agreement (Zhongneng’s Agreement No.: SSC000119, hereinafter referred to as the “Supplementary Agreement (2)”) on August 24, 2008; the Supplementary Agreement (3) to the Polysilicon Supply Agreement (Zhongneng’s Agreement No.: SSC000119, Trina’s Agreement No.: TCZ-A1130-0803-CGC-120-G, hereinafter referred to as the “Supplementary Agreement (3)”) on October 26, 2009; the Supplementary Agreement (4) to the Polysilicon Supply Agreement (Zhongneng’s Agreement No.: SSC000119, Trina’s Agreement No.: TCZ-A1130-0803-CGC-120-0, hereinafter referred to as the “Supplementary Agreement (4)”) on March 26, 2010; and the Memorandum (1) of the Supplementary Agreement (4) to the Polysilicon Supply Agreement (Zhongneng’s Agreement No.: SSC000119, Trina’s Agreement No.: TCZ-A1130-0803-CGC-120-0, hereinafter referred to as the “Memorandum (1)”), the Memorandum (2) of the Supplementary Agreement (4) to the Polysilicon Supply Agreement (Zhongneng’s Agreement No.: SSC000119, Trina’s Agreement No.: TCZ-A1130-0803-CGC-120-2, hereinafter referred to as the “Memorandum (2)”), the Memorandum (3) of the Supplementary Agreement (4) to the Polysilicon Supply Agreement (Zhongneng’s Agreement No.: SSC000119, Trina’s Agreement No.: TCZ-A1130-0803-CGC-120-3, hereinafter referred to as the “Memorandum (3)”) and the Memorandum (4) of the Supplementary Agreement (4) to the Polysilicon Supply Agreement (Zhongneng’s Agreement No.: SSC000119, Trina’s Agreement No.: TCZ-A1130-0803-CGC-120-4, hereinafter referred to as the “Memorandum (4)”) on April 6, 2010, May 14, 2010, August 6, 2010 and August 30, 2010, respectively; and the Supplementary Agreement (5) to the Polysilicon Supply Agreement on September 29, 2010; the Supplementary Agreement (6) to the Polysilicon Supply Agreement on October 4, 2010; the Supplementary Agreement (7) to the Polysilicon Supply Agreement on October 30, 2010; the Supplementary Agreement (8) to the Polysilicon Supply Agreement on December 30, 2010 (all the contracts, agreements and memoranda described above are referred to collectively as the “Original Agreements”).

II)                                  Under Article 2 of the Supplementary Agreement (8), Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd. transferred all of its rights and obligations under the Original Agreements with respect to all silicon wafer businesses (including all sales businesses of solar-grade polycrystalline silicon wafers and solar-grade monocrystalline silicon wafers under the Original Agreements), and designated Changzhou GCL Photovoltaic Technology Co., Ltd. to carry out the sales business of silicon wafters under the Original Agreements and subsequent agreements pursuant to the requirements of the Original Agreements.

Changzhou Trina Solar Energy Co., Ltd. and Changzhou GCL Photovoltaic Technology Co., Ltd. have made the following supplements to the Original Agreements and the Supplementary Agreements after they fully negotiated on the basis of the principles of equality and willingness:

These Original Agreements and the Supplementary Agreements (hereinafter referred to as “this Agreement”) is made on [December                  ], 2010 in Changzhou, China by and between the following parties (hereinafter the “Parties”):

Party A: Changzhou GCL Photovoltaic Technology Co., Ltd., whose address is at No.1, Xinxi Road, Xinbei District, Changzhou

Party B: Changzhou Trina Solar Energy Co., Ltd., whose address is at No. 2 Tianhe Road, Xinbei District Electronic Industry Park, Changzhou , Jiangsu Province.

Article 1                                               Definition

Unless otherwise specified herein, the terms used in this Agreement shall have the same meaning as those defined in the Original Agreements:

“Silicon Wafers” shall mean and include solar-grade polycrystalline silicon wafers, solar-grade monocrystalline silicon wafers, as well as the solar-grade polycrystalline silicon ingots and monocrystalline silicon rods required for the production of silicon wafers.

Article 2                                               Supplementary Requirements

2.1                               On the basis of the quantity of supply as agreed in Exhibit (B-3) to the Supplementary Agreement (4) to the Polysilicon Original Agreement and its Supplementary Agreements, Party B confirms that changes need to be done with respect to the quantity of Silicon Wafers to be purchased from Party A starting from (and including) 2011 according to its own production expansion plan (please see Exhibit (C-4) for details), and Party A undertakes that it will supply Silicon Wafers to Party B according to the revised quantity.

2.2                               Party B agrees that it will separately accept from Party A Silicon Wafers in the specifications of A grade and 180µm, respectively, on the basis of the specifications of Silicon Wafers as agreed in the Original Agreements and the Supplementary Agreements (please refer to “A-Grade Specification Standards” in Exhibit 2 hereto for the quantity standards of polycrystalline Silicon Wafers, and “180 Specification Standards” in Exhibit 3).

2.3                               The advance payment for Silicon Wafers in 2011 shall be RMB [****]† (in words: Renminbi [****]†).  Party B shall pay to Party A such advance payment by wire transfer in cash no later than June 30, 2011.  The Parties shall separately negotiate the remaining amount of the advance payment.  Before any unanimous agreement is made between the Parties, the non-payment of any outstanding amount since January 1, 2009 shall not be deemed as a breach of contract.

2.4                               The Parties undertake that:

2.4.1                     the supply of Silicon Wafers shall be continued pursuant to the terms and conditions of the Original Agreements and the Supplementary Agreements.

2.4.2                     Party A will satisfy the demand of Party B for Silicon Wafers by way of investment in and construction of additional production and auxiliary facilities for Silicon Wafers.  It will also supply Silicon Wafers to Party B pursuant to the terms and conditions of the Original Agreements and the Supplementary Agreements even if there is shortage of Silicon Wafers in the market.  Save for any reason other than force majeure or any breach of contract by Party B, Party B may require Party A to assume the liabilities for any breach of contract if Party A fails to meet the quantity of supply as agreed in Article 2.1 hereof due to its own fault.

2.4.3                     if Party B needs to further purchase any Silicon Wafer other than the quantity of supply as agreed in Article 2.1 above after the execution hereof, Party B shall have the priority right to purchase Silicon Wafers from Party A provided that the same conditions are provided.

2.4.4                     Party B undertakes that the quantity of Silicon Wafers purchased from Party A shall not be less than 50% of its total purchases.

2.4.5                     Party A undertakes that the average unit price of Silicon Wafer sold to Party B for 2011 shall be less than or equal to Renminbi [****]† a piece (RMB[****]†/pc).

2.4.6                     Party A and Party B agree to discuss the price of Silicon Wafers for the second half of 2011 in early May 2011.  If no agreement can be reached in respect thereof, the price mechanism agreed in the Original Agreements and the Supplementary Agreements shall continue to be adopted.

2.4.7                     The price adjustment provision of this Supplementary Agreement shall continue to be implemented pursuant to the Supplementary Agreement (4).

† This portion of the Supplementary Agreement No. 10 to Polysilicon Supply Agreement has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

Article 3                                               Miscellaneous

3.1                               This Agreement, which is another Supplementary Agreement to the Original Agreements, will only make supplements or changes to those matters stipulated herein.  The other provisions of the Original Agreements and the Supplementary Agreements shall remain to have the original legal effect.  In the event of any conflicts between the Original Agreements, the Supplementary Agreements and this Agreement, the document executed at the later time shall prevail.

3.2                               Any matters not covered herein, such as confidentiality, governing law and dispute resolution, shall remain to be dealt with pursuant to the Original Agreements and the Supplementary Agreements.

3.3                               This Agreement shall become effective once it is signed by the respective legal representatives or authorized representatives of the Parties.

3.4                               This Agreement is executed in four originals with each Party holding two originals.  Each of them shall have the same legal effect.

Party A: Changzhou GCL Photovoltaic Technology Co., Ltd. (Chop)

Legal representative or authorized representative (Signature):

[Chop of Changzhou GCL Photovoltaic Technology Co., Ltd. is affixed]

/s/                                   January 11, 2011

Party B: Changzhou Trina Solar Energy Co., Ltd. (Chop)

Legal representative or authorized representative (Signature):

[Chop of Changzhou Trina Solar Energy Co., Ltd. is affixed]

/s/                                   January 11, 2011

Exhibit 1	List of the Supplementary Agreements

1.	Supplementary Agreement (1) to the Polysilicon Original Agreement and the Supplementary Agreements signed on August 19, 2008
2.	Supplementary Agreement (2) to the Polysilicon Original Agreement and the Supplementary Agreements signed on August 24, 2009
3.	Supplementary Agreement (3) to the Polysilicon Original Agreement and the Supplementary Agreements signed on October 26, 2009
4.	Supplementary Agreement (4) to the Polysilicon Original Agreement and the Supplementary Agreements signed on March 29, 2010
5.	Memorandum (1) of the Supplementary Agreement (4) to the Polysilicon Supply Agreement signed on April 6, 2010
6.	Memorandum (2) of the Supplementary Agreement (4) to the Polysilicon Supply Agreement signed on May 14, 2010
7.	Memorandum (3) of the Supplementary Agreement (4) to the Polysilicon Supply Agreement signed on August 6, 2010
8.	Memorandum (4) of the Supplementary Agreement (4) to the Polysilicon Supply Agreement signed on August 30, 2010
9.	Supplementary Agreement (5) to the Polysilicon Supply Agreement signed on September 29, 2010
10.	Supplementary Agreement (6) to the Polysilicon Supply Agreement signed on October 14, 2010
11.	Supplementary Agreement (7) to the Polysilicon Supply Agreement signed on October 30, 2010
12.	Supplementary Agreement (8) to the Polysilicon Supply Agreement signed on December 30, 2010

Exhibit 2: “A-Grade Specification Standards”

[Logo] GCL	Product Specifications	Product Name	156 x 156 Polycrystalline Silicon Wafers
		Document Name	Product Specification Standards for A-Grade Polycrystalline Silicon Wafers
	Geometry	TTV, Warpage	Saw Mark	Edge Chip
Materials properties
Growth method	DSS
Donor type/Dopant	P/Boron
Oxygen content	<1.0 x 10[18] atoms/cm3
Carbon content	<8.0 x 10[17] atoms/cm3
Electrical properties
Resistivity	0.8 ~ 3 Ω.cm
Lifetime	>2 µs (silicon chunks)
Geometry
Width	156 ± 0.5 mm		156 ± 0.5 mm
Squareness	90 ± 0.3°
Diameter	219.2 ± 0.6 mm		219.2 ± 0.5 mm
Thickness	180 ± 20 µm, 190 ± 20 µm, 200 ± 20 µm,
TTV	<40µm	<50µm	<40µm	<40µm
Saw marks	<25µm	<25µm	<30µm (no color difference)	<25µm
Edge chip	Width <0.3 mm, length <0.5 mm; Max. 2 /piece; V-shape chip unacceptable			0.3 mm< width<0.5 mm, 0.5 mm< length<1 mm; Max 2/piece; V-shape chip unacceptable
Warpage	<75µm	<100µm	<75µm	<75µm
Microcrystal	Single area < 3 x 3 mm2; total area < 3 x 3 cm2
Crack, hole	None
Surface quality	No damages on the surface, no stains, no watermark, no spot
Package & Labels
Package	GCL standard package, 100 pcs/package, 300 pcs/box, chip rate during transportation < 3%
Labels	P.O. No., Lot No., No. of wafers, Dimension, etc.

Exhibit 3: “Specification Standards for Polycrystalline Silicon Wafers”

Trinasolar
Changzhou Trina Solar Energy Co., Ltd.
	Product Name	Multi-Crystalline Si Wafer
	Document Name	156*156 Multi-Crystalline Wafer Specification
Product Specifications	Document Number	PS-WX-W-0004
	Version Number	A
Material properties
Property	Specification	Referenced Standard	Random Checking Proposal
Crystal Growth Method	DSS
Donor Type/Dopant	P/Boron	ASTM F42
Oxygen Content	< 1 x 1018 atoms/cm3 (head of silicon robs) or pursuant to the specifications of raw materials supplied	ASTM F1188/GB1557-1989	AQL=0.25
Carbon Content	< 5.0 x 1017 atoms/cm3 (tail of silicon robs) or pursuant to the specifications of raw materials supplied	ASTM F1391/GB1558-1997
Electrical properties
Resistivity	0.5 – 3 ohm-cm	ASTM F43
Lifetime	>1.0µs, or pursuant to the specifications of raw materials supplied (inspected and tested by sorting machine)	GB1553-1997	AQL=0.25
Geometry
Geometry	Square
Dimensions (WxW)	156.0 x 156.0 (±0.5) mm
Right Angle	90 ± 0.3°
1) Hypotenuse 0.5 – 2.0 mm (reference)
Chamfer Size	2) Cahtetus 0.35 – 1.42 mm (reference)
3) Chamfer angle 45° (reference)
Thickness	180/190/200µm (average value), specification ± 20µm, or pursuant to the specifications of raw materials supplied	ASTM F533/GB6618-1995 Q/320411 AFY03-2006
Blade wafer	Not acceptable (a blade wafer is called if the thickness of its edge at 2 mm exceeds the requirement)
TTV	< 40µm	ASTM F533, F657/GB6618-
Saw marks	1) Depth < 20µm (the difference between the highest and lowest points of Rt);		AQL=1.0
2) Saw marks of no color difference and saw marks on the edge;
Surface quality	Cleaned, no grease stains, inclusion or pin hole
1) Width of edge chip < 0.5 mm, length < 1.0 mm; quantity < 2;
Edge Chip	2) No V-shape chip, crack and corner missing; width < 0.5 mm, length < 1.0 mm; count < 2;
Surface Chip	Depth < 0.5 mm, length < 3.0 mm
Warpage	< 75µm	ASTM F657/GB6619 or

6620-
1995; Q/320411 AFY03-2006
Microcrystal	Single area < 3*3 mm2, total area < 3*3 cm2
Package & Labels
Package	Trina Standard, 100 pcs/package;
Labels	Part No., P.O. No., Lot No., No of wafers, Dimension
Additional Note: In the event of any discrepancy between all the product specifications and the agreement, the agreement shall prevail.
Originator		Review		Approval
Signature:	Date:	Signature:	Date:	Signature:	Date:
Notes: 1. Defective rate < 0.3%; 2. Trial production of 2,000 pcs per batch, defective rate of electric property of battery < 0.5%. page 1/1

Exhibit (C-4)

Production Expansion Plan

2011	Jan		Feb		Mar		Apr		May		Jun		Jul		Aug		Sept		Oct		Nov		Dec		Sub- Total
Polycrystalline Silicon Wafers (Ten Thousand Pieces)	850		800		850		900		900		1,080		1,440		1,440		1,440		1,530		1,530		1,530		14,290
Unit Price (Yuan/Piece)	[****	]†	[****	]†	[****	]†	[****	]†	[****	]†	[****	]†	[****	]†	[****	]†	[****	]†	[****	]†	[****	]†	[****	]†
A- Polycrystalline Silicon Wafers (Ten Thousand Pieces)	150		100		150		100		100		120		160		160		160		170		170		170		1,710
Unit Price (Yuan/Piece)	[****	]†	[****	]†	[****	]†	The price for Q2 will be negotiated in mid- March						The price for the second half of 2011 will be negotiated in mid-May
Quantity (MW)	39.2		35.28		39.2		39.2		39.2		47.04		62.72		62.72		62.72		66.64		66.64		66.64		627.2
Total (Ten Thousand Pieces)	1,000		900		1,000		1,000		1,000		1,200		1,600		1,600		1,600		1,700		1,700		1,700		16,000
Total (Ten Thousand Yuan)	[****	]†	[****	]†	[****	]†	N/A

†     This portion of the Supplementary Agreement No. 10 to Polysilicon Supply Agreement has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

Revised Quantity and Price for Purchase from 2011 to 2015

Year	2011	2012		2013		2014		2015		Total
Quantity of Polycrystalline Silicon Wafers (MW)	627	980		1,470		1,960		2,450		7,487
Quantity of Polycrystalline Silicon Wafers (Ten Thousand Pieces)	16,000	25,000		37,500		50,000		62,500		191,000
Unit (Yuan/Piece)	[****]†	[****	]†	[****	]†	[****	]†	[****	]†
Total Amount (Ten Thousand Yuan)	To be confirmed after the negotiation of price in March and May 2011	[****	]†	[****	]†	[****	]†	[****	]†

Plan for Additional Supply from 2016 to 2020

Year	2016		2017		2018		2019		2020		Total
Quantity of Polycrystalline Silicon Wafers (MW)	2,450		2, 450		2,450		2, 450		2,450		12,250
Quantity of Polycrystalline Silicon Wafers (Ten Thousand Pieces)	62,500		62,500		62,500		62,500		62,500		312,500
Unit (Yuan/Piece)	[****	]†	[****	]†	[****	]†	[****	]†	[****	]†
Total Amount (Ten Thousand Yuan)	[****	]†	[****	]†	[****	]†	[****	]†	[****	]†	[****	]†

†     This portion of the Supplementary Agreement No. 10 to Polysilicon Supply Agreement has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.